UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2008 (April 30, 2008)

L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	412-928-3417
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Registrant leases from CCI — B Langfield I, LLC approximately 20 acres of real estate at a monthly rental rate of $1,000 per acre with annual 3% increases. The lease is a “net” lease with Registrant being responsible for taxes, maintenance, insurance and utilities. Registrant’s threaded products division uses the leased premises.
On April 30, 2008, Registrant executed an amendment (“Amendment”) to the above lease, which amendment is attached and incorporated herein by reference. The Amendment, which is deemed effective as of April 1, 2008, increases by approximately 9 acres the amount of land under the lease and provides for proportional increases in rent. The term of the lease for this additional property shall extend to June 30, 2008 and thereafter on a month to month basis.

Item 9.01	Exhibits
10.16.1 Amendment, effective April 1, 2008, to Lease Agreement originally dated March 3, 2008 between CCI — B Langfield I, LLC, as Lessor, and Registrant as Lessee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY (Registrant)
Date: May 1, 2008	/s/ David J. Russo
David J. Russo
Senior Vice President Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.16.1	Amendment, effective April 1, 2008, to Lease Agreement originally dated March 3, 2008 between CCI — B Langfield I, LLC, as Lessor, and Registrant as Lessee.

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